Exhibit 99.1

CRH Medical Corporation to Participate in the 2021 Annual ICR Conference

VANCOUVER, BC, Jan. 6, 2021 /CNW/ - CRH Medical Corporation ("CRH", or the "Company") (TSX: CRH) (NYSE MKT: CRHM) today announced that Dr. Tushar Ramani, Chief Executive Officer, and Richard Bear, Chief Financial Officer, will attend the virtually held 2021 Annual ICR Conference from January 12th to the 14th. Management will participate in a fireside chat on Thursday, January 14th at 1:00 p.m. EST. A live audio webcast of the conference presentation will be accessible by visiting the "Events" section on the "Investors" page of CRH's website at https://investors.crhsystem.com.

About CRH Medical Corporation:

CRH Medical Corporation is a North American company focused on providing gastroenterologists throughout the United States with innovative services and products for the treatment of gastrointestinal diseases. In 2014, CRH became a full-service gastroenterology anesthesia company that provides anesthesia services for patients undergoing endoscopic procedures in ambulatory surgical centers. To date, CRH has completed 31 anesthesia acquisitions, and now serves 68 ambulatory surgical centers in 13 states. In addition, CRH owns the CRH O'Regan System, a single-use, disposable, hemorrhoid banding technology that is safe and highly effective in treating all grades of hemorrhoids. CRH distributes the O'Regan System, treatment protocols, operational and marketing expertise as a complete, turnkey package directly to gastroenterology practices, creating meaningful relationships with the gastroenterologists it serves. CRH's O'Regan System is currently used in all 48 lower US states.

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SOURCE CRH Medical Corporation

View original content: http://www.newswire.ca/en/releases/archive/January2021/06/c7231.html

%CIK: 0001461119

For further information: Constantine Davides, CFA, 339-970-2846, constantine.davides@westwicke.com

CO: CRH Medical Corporation

CNW 17:16e 06-JAN-21